                                                                 EXHIBIT 4.6

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.

                                 WARRANT AGREEMENT

               To Purchase Shares of the Series H Preferred Stock of
                            OmniCell Technologies, Inc.
               Dated as of September 29, 1995, (the "Effective Date")


     WHEREAS, Omnicell Technologies, Inc., a California corporation (the "Company") has entered into a Loan and Security Agreement dated as of August 2, 1995, (the "Loan Agreement") and a Promissory Note dated August 2, 1995 (the "Note") with Comdicso, Inc., a Delaware corporation (the
"Warrantholder"); and

     WHEREAS, the Company desires to grant to Warrantholder, in consideration for such Loan Agreement and Promissory Note, the right to purchase shares of its Series H Stock;

     NOW, THEREFORE, in consideration of the Warrantholder executing and delivering such Loan Agreement and Promissory Note and in consideration of mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

1.   GRANT OF THE RIGHT TO PURCHASE PREFERRED STOCK.

     The Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe to and purchase from the Company, 67,934 fully paid and non-assessable shares of the Company's Series H Preferred Stock ("Preferred Stock") at a purchase price of $3.68 per share (the "Exercise Price"). The number and purchase price of such shares are subject to adjustment as provided in Section 8 hereof. Notwithstanding anything herein to the contrary, upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and the sale of the Company's Common Stock (the "IPO Closing"), all rights to purchase Preferred Stock granted herein, and all corresponding obligations the Company to reserve and issue Preferred Stock assumed herein, shall become automatically rights to purchase, and obligations to reserve and issue, only Common Stock. The number of shares of Common Stock thereafter purchasable under this Warrant Agreement shall be equal to the number of whole shares of Common Stock into which all the shares of Preferred Stock issuable upon exercise of the Warrant Agreement would have converted if this Warrant Agreement had been exercised immediately prior to the IPO Closing.

2.   TERM OF THE WARRANT AGREEMENT.

     Except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Series H Preferred Stock as granted herein shall commence on the Effective Date and shall be exercisable for a period of (i) seven (7) years from the effective date or (ii) three (3) years from the effective date of the Company's initial public offering, whichever is longer.

3.   EXERCISE OF THE PURCHASE RIGHTS.

     The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2 above, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the "Notice of Exercise"), duly completed and executed, and the original of this Warrant Agreement for cancellation. Promptly upon receipt of the Notice of Exercise and the payment of the purchase price in accordance with the terms set forth below, and in no event later than twenty-one (21) days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Preferred Stock purchased and shall execute the Notice of Exercise indicating the number of shares which remain subject to future purchases, if any and an acknowledgment of exercise duly completed and executed in the form attached hereto as Exhibit III.

     The Exercise Price may be paid at the Warrantholder's election either
(i) by cash or check, (ii) by cancellation by Warrantholder or indebtedness of the Company under the Loan Agreement and Note to Warrantholder, (iii) by surrender of Warrants ("Net Issuance") as determined below, or (iv) by a combination of (i), (ii), and (iii). If the Warrantholder elects the Net Issuance method, the Company will issue Preferred Stock in accordance with the following formula:

            X = Y(A-B)
                   A

Where:      X =     the number of shares of Preferred Stock to be issued to
                    the Warrantholder.

            Y = the number of shares of Preferred Stock requested to be exercised under this Warrant Agreement.

            A = the fair market value of one (1) share of Preferred Stock (at the date of calculation).

            B =     the Exercise Price (adjusted to the date of calculation).

     The date of calculation shall be the date on which this Notice of Exercise and original Warrant Agreement shall have been actually received by the Company along with payment for such shares. For purposes of the above calculation, current fair market value of Preferred Stock shall mean with respect to each share of Preferred Stock:

     (i) If the Company's Registration Statement relating to its initial public offering has been declared effective by the SEC, then the fair market value per share shall be the product of (x) the "Initial Price to Public" specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

     (ii) if this Warrant is exercised after the Company's initial public offering has closed, and:

            (a) if traded on a securities exchange, the fair market value shall be deemed to be the product of (x) the average of the closing prices over a twenty-one (21) day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time; or

           (b) if actively traded over-the-counter, the fair market value shall be deemed to be the produce of (x) the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the twenty-one (21) day period ending three days before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

     (iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the current fair market value of Preferred Stock shall be the product of (x) the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors, and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise, unless the Company is then subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the fair market value of Common Stock shall be deemed to be the value received by the holders of the Company's Preferred Stock on a common equivalent basis pursuant to such merger or acquisition.

     Upon partial exercise by any method, the Company shall promptly issue an amended Warrant Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Warrant agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

4.   RESERVATION OF SHARES.

     (a) Authorization and Reservation of Shares. During the term of this Warrant Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights to purchase Preferred Stock as provided for herein.

     (b) Registration or Listing. If any shares of Preferred Stock required to be reserved hereunder require registration with or approval of any governmental authority under any Federal or State law (other than any registration under the 1933 Act, as then in effect, or any similar Federal statute then enforced, or any state securities law, required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered, listed or approved for listing on such domestic securities exchange, as the case may be.

5.   NO FRACTIONAL SHARES OR SCRIP.

     No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefore upon the basis of the Exercise Price then in effect.

6.   NO RIGHTS AS SHAREHOLDER.

     This Warrant Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the exercise of the Warrant.

7.   WARRANTHOLDER REGISTRY.

     The Company shall maintain a registry showing the name and address of the registered holder of this Warrant Agreement.

8.   ADJUSTMENT RIGHTS.

     The Exercise Price and the number of shares of Preferred Stock purchasable hereunder are subject to adjustment, as follows:

     (a) Merger and Sale of Assets. If at any time there shall be a capital reorganization of the shares of the Company's stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (hereinafter referred to as a "Merger Event'), then, as a part of such Merger Event, lawful provision shall be made to that the Warrantholder shall thereafter be entitled to receive, upon exercise of the Warrant, the number of shares of preferred stock or other securities or other assets or property or cash of the successor corporation resulting from such Merger Event, equivalent in value to that which would have been issuable if Warrantholder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interest of the Warrantholder after the

Merger Event to the end that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Preferred Stock purchasable) shall be applicable to the greatest extent possible.

     (b) Reclassification or Conversion of Shares. If the Company at any time shall, by conversion, combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

     (c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Preferred Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

     (d) Stock Dividends. If the Company at any time shall pay a dividend payable in, or make any other distribution (except any distribution specifically provided for in the foregoing subsections (a) or (b)) of the Company's stock), then the Exercise Price shall be adjusted, from and after the record date of such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of all shares of the Company's stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of all shares of the Company's stock outstanding immediately after such dividend or distribution. The Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Preferred Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Preferred Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     (f) Antidilution Rights. Additional antidilution rights applicable to the Preferred Stock purchasable hereunder are as set forth in the Company's Articles of Incorporation, as amended through the Effective Date, a true and complete copy of which is attached hereto as Exhibit IV (the "Charter"). The Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Charter. The Company shall provide Warrantholder with prior written notice of any issuance of its stock or other equity security to occur after the Effective Date of this Warrant, which notice shall include (a) the price at which such stock or security is to be sold, (b) the number of shares to be issued, and (c) such other information as necessary for Warrantholder to determine if a dilutive event has occurred.

     (g) Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its stock without payment therefor, whether in cash, property, stock or other securities; (ii) the Company shall offer for subscription prorata to the holders of Preferred Stock any additional shares of stock of any class of other rights; (iii) there shall be any Merger Event;
(iv) there shall be a public offering; or (v) there shall be any voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder:
(A) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Preferred Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; (B) in the case of any such Merger Event, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up); and (C) in the case of a public offering, the Company shall give Warrantholder at least twenty (20) days written notice prior to the effective date thereof.

     Each such written notice shall set forth, as applicable, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated, (iv) the Exercise Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Warrantholder, at the address as shown on the books of the Company.

     (h) Timely Notice. Failure to timely provide such notice required by subsection (g) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder. The notice period shall begin on the date Warrantholder actually receives a written notice containing all the information specified above.

9.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

     (a) Reservation of Preferred Stock. The Preferred Stock issuable upon exercise of the Warrantholder's rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, however, that the Preferred Stock issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or Federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and Bylaws, as amended, and minutes of the Board of Directors (including all committees of the Board of Directors, if any) meeting of April 4, 1995. The issuance of certificates for shares of Preferred Stock upon exercise of the Warrant Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Preferred Stock. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

     (b) Due Authority. The execution and delivery by the Company of this Warrant Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Preferred Stock, have been duly authorized by all necessary corporate action on the part of the Company, and the Loan Agreement, Note and this Warrant Agreement are not inconsistent with the Company's Charter or Bylaws, do not contravene any law or governmental rule, regulation or order applicable to it, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and the Loan Agreement, Note and this Warrant Agreement constitute legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other laws affecting creditor rights and to general principles of equity.

     (c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant Agreement, except for the filing of notices pursuant to Regulation D under the 1933 Act, if any, and applicable state securities law, which filings will be effective by the time required thereby.

     (d) Issued Securities. All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all Federal and state securities laws. In addition:

     (i) The authorized capital of the Company consists of (A) 25,000,000 shares of Common Stock, of which 1,608,216 shares are issued and outstanding, and (B) 15,000,000 shares of Preferred stock, of which 11,527,848 shares are issued and outstanding, such Preferred stock consisting of (1) 480,000 shares of Series A of which 480,000 are issued and outstanding; (2) 320,666 shares of Series B of which 320,666 are issued and outstanding; (3) 1,700,000 shares of Series C of which 1,700,000 are issued and outstanding; (4) 1,328,000 shares of Series D of which 1,309,484 are issued and outstanding; (5) 1,966,000 shares of series E of which 1,965,262 are issued and outstanding;
(6) 2,000,000 shares of Series F of which 1,948,090 are outstanding; and (7) 1,000,000 shares of Series G none of which are issued and outstanding; and
(9) 4,000,000 shares of Series H of which 3,804,346 are issued and outstanding.

     (ii) The Company has reserved 2,910,000 shares of Common Stock for issuance under its 1992 Incentive Stock Option Plan and 1995 Management Stock Option Plan, under which 2,442,752 options are outstanding at an average price of $.50-.75 per share. There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities of the Company, other than warrants issued to the Warrantholder.

     (iii) Other than those rights granted to the preferred stock holders, no shareholder of the Company has rights of first refusal to purchase new issuances of the Company's capital stock.

     (e) Insurance. The Company has in full force and effect insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

     (f) Other Commitments to Register Securities. Except as set forth in this and other Warrant Agreement, the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the 1933 Act any of its presently outstanding securities other than registerable securities issuable upon conversion of the various series of the Company's Preferred Stock.

     (g) Exempt Transaction. Subject to the accuracy of the Warrantholder's representations in Section 10 hereof both now and at the time of each exercise of this Warrant Agreement, the issuance of the Preferred Stock upon exercise of this Warrant will constitute a transaction exempt from
(i) the registration requirements of Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

     (h) Compliance with Rule 144. At the written request of the Warrantholder, who proposes to sell Preferred Stock issuable upon the exercise of the Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission, the Company shall furnish to the Warrantholder, within a reasonable period after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time.

10.  REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

     This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

     (a) Investment Purpose. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Warrantholder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same.

     (b) Private Issue. The Warrantholder understands (i) that this Warrant Agreement, the Preferred Stock issuable upon exercise of this Warrant, and the Common Stock into which such Preferred Stock is convertible, are not registered under the 1933 Act or qualified under applicable state securities laws and (ii) that the Company's reliance on exemptions to otherwise applicable registration requirements is predicated on the representations set forth in this Section 10.

     (c) Disposition of Warrantholder's Rights. In no event will the Warrantholder make a disposition of any of its rights to acquire Preferred Stock or Preferred Stock issuable upon exercise of such rights or the Common Stock into which such Preferred Stock is convertible unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Preferred Stock or Preferred Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Preferred Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Warrantholder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Preferred Stock then outstanding as o which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Preferred Stock not bearing any restrictive legend.

     (d) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

     (e) Risk of No Registration. The Warrantholder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1933 Act, or file reports pursuant to Section 15(d), of the Securities Exchange Act of 1934 (the "1934 Act"), or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Preferred Stock pursuant to this Warrant Agreement, or (ii) the Preferred Stock issuable upon exercise of the right to purchase, or (iii) the Common Stock into which such Preferred Stock is convertible, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of its rights to purchase Preferred Stock or the Common Stock into which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

     (f) Accredited Investor. Warrantholder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

11. TRANSFERS. Subject to applicable federal and state securities laws, the transfer restrictions set forth herein and the terms and conditions contained in Section 10 hereof, this Warrant Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee, provided, however, in no event shall the number of transfers of the rights and interests in all of the Warrants exceed three (3) transfers. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit II (the "Transfer Notice"), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

12.  MISCELLANEOUS.

     (a) Effective Date. The provisions of this Warrant Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant Agreement shall be binding upon any successors or assigns of the Company.

     (b) Attorney's Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

     (c) Governing Law. This Warrant Agreement shall be governed by and construed for all purposes under and in accordance with the laws of the State of Illinois.

     (d) Counterparts. This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (e) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, facsimile transmission (provided that the original is sent by personal delivery or mail as hereinafter set forth) or seven (7) days after deposit in the United States mail, by registered or certified mail, addressed
(i) to the Warrantholder at Comdisco Ventures, 6111 North River Road, Rosemont, Illinois 60018, cc: Legal Department, attention: General Counsel (and/or, if by facsimile, (847) 518-5465 and (847) 518-5088) and (ii) to the
Company at 1101 East Meadow Drive, Palo Alto, CA 94303, (and/or if by facsimile, (415) 843-6294) or at such other address as any such party may subsequently designate by written notice to the other party.

     (f) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable.

     (g) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance for any default of the material terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

     (h) Survival. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

     (i) Severability. In the event any one or more of the provisions of this Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

     (j) Amendments. Any provision of this Warrant Agreement may be amended by a written instrument signed by the Company and by the Warrantholder.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.


                                   Company:  OMNICELL TECHNOLGOIES, INC.

                                   By:    /s/ Earl E. Fry
                                          ---------------------------------

                                   Title: CFO
                                          ---------------------------------

                                   Warrantholder:  COMDISCO, INC.

                                   By:    /s/ James P. Labe
                                          ---------------------------------
                                   Title: President
                                          ---------------------------------

                                    EXHIBIT I

                                 NOTICE OF EXERCISE


To:  ______________________________

(1) The undersigned Warrantholder hereby elects to purchase ____ shares of the Series H Preferred Stock of ___________________, pursuant to the terms of the Warrant Agreement dated the ___ day of _______________, 19__ (the "Warrant Agreement") between ______________________________
     and the Warrantholder, and tenders herewith payment of the purchase price for _____ shares in full, together with all applicable transfer taxes, if any and/or ___ hereby elects to convert _____ percent (___%) of the value of the Warrant pursuant to the provisions of Section 3 of the Warrant Agreement.

(2) In exercising its rights to purchase the Series H Preferred Stock of ____________________________________, the undersigned hereby confirms and acknowledges the investment representations and warranties made in
     Section 10 of the Warrant Agreement.

(3) Please issue a certificate or certificates representing said shares of Series H Preferred Stock in the name of the undersigned or in such other name as is specified below.

________________________________
(Name)

________________________________
(Address)

Warrantholder:  COMDISCO, INC.

By: ____________________________

Title: _________________________

Date: __________________________

                                     EXHIBIT II

                                  TRANSFER NOTICE

(To transfer or assign the foregoing Warrant Agreement execute this form and supply required information. Do not use this form to purchase shares.)

     FOR VALUE RECEIVED, the foregoing Warrant Agreement and all rights evidenced thereby are hereby transferred and assigned to

___________________________________________________
(Please Print)

whose address is __________________________________

___________________________________________________

     Dated ________________________________________

     Holder's Signature ___________________________

     Holder's Address______________________________

     ______________________________________________

Signature Guaranteed: _____________________________

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant Agreement.

                                    EXHIBIT III

                            ACKNOWLEDGEMENT OF EXERCISE


The undersigned _____________________________________, hereby acknowledge receipt of the "Notice of Exercise" from Comdisco, Inc., to purchase _____ shares of the Series H Preferred Stock of ________________________, pursuant to the terms of the Warrant Agreement, and further acknowledges that _____ shares remain subject to purchase under the terms of the Warrant Agreement.

                                   Company:

                                   By: _________________________________

                                   Title: ______________________________

                                   Date: _______________________________